Exhibit 99.1

NEWS BULLETIN

FOR IMMEDIATE RELEASE

CalAmp Announces Pricing of $200 Million Private Offering of

2.00% Convertible Senior Notes due 2025

IRVINE, CA. July 17, 2018 — CalAmp (Nasdaq: CAMP), a technology solutions pioneer transforming the global connected economy, today announced the pricing of its private offering of $200 million aggregate principal amount of 2.00% Convertible Senior Notes due 2025 (the “notes”) to be offered and sold to qualified institutional buyers as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). CalAmp has granted the initial purchasers of the notes an option to purchase up to an additional $30 million aggregate principal amount of notes. The offering is expected to close on July 20, 2018, subject to customary closing conditions.

The notes will be CalAmp’s senior, unsecured obligations and will be equal in right of payment with CalAmp’s existing and future senior, unsecured indebtedness, senior in right of payment to CalAmp’s existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated in right of payment to CalAmp’s existing and future senior, secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The notes will be structurally subordinated to all existing and future indebtedness and other liabilities of CalAmp’s subsidiaries. The notes will bear interest at a rate of 2.00% per year on the principal amount thereof, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2019. The notes will mature on August 1, 2025, unless earlier converted, redeemed or repurchased.

CalAmp estimates that the net proceeds from the offering of the notes will be approximately $193.7 million (or approximately $222.9 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by CalAmp. CalAmp expects to use (1) $18.4 million of the net proceeds from the offering of the notes to pay the cost of the capped call transactions described below, (2) approximately $15.0 million to repurchase shares of its common stock, (3) approximately $50.0 million to repurchase in privately negotiated transactions a portion of CalAmp’s outstanding 1.625% Convertible Senior Notes due 2020 (the “2020 notes”), and (4) the remainder for working capital or other general corporate purposes, which may include additional repurchases of the 2020 notes and/or shares of CalAmp’s common stock and the acquisition of complementary businesses, products, services or technologies. CalAmp has not entered into any agreements that would use any of the net proceeds for any specific acquisitions at this time. If the initial purchasers exercise their option to purchase additional notes, CalAmp expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions and for general corporate purposes.

Prior to February 1, 2025, the notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day preceding the maturity date of the notes. The initial conversion rate for the notes will be 32.5256 shares of CalAmp’s common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $30.75 per share of CalAmp’s common stock, and is subject to adjustment under the terms of the notes. The initial conversion price of the notes represents a premium of approximately 30% to the $23.65 per share closing price of CalAmp’s common stock on July 17, 2018. Following certain corporate transactions and other events that occur prior to the maturity date, CalAmp will, in certain circumstances, increase the conversion rate for a holder that elects to convert its notes in connection with such corporate transaction or event. Upon conversion, CalAmp will pay or deliver, as applicable, cash, shares of CalAmp’s common stock or a combination of cash and shares of CalAmp’s common stock, at CalAmp’s election.

The holders of the notes will have the ability to require CalAmp to repurchase all or any portion of their notes in the event of a “fundamental change” (as defined in the indenture governing the notes) at a cash repurchase price equal to the principal amount of the notes being repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

Concurrently with the offering, in separate transactions, CalAmp also intends to use approximately $50.0 million of the net proceeds of the offering to repurchase in privately negotiated transactions a portion of CalAmp’s outstanding $172.5 million aggregate principal amount of the 2020 notes. Any such repurchase could have the effect of raising or maintaining the market price of CalAmp’s common stock above levels that would otherwise have prevailed, or preventing or slowing a decline in the market price of such common stock. In particular, CalAmp expects certain sellers of the repurchased the 2020 notes to purchase shares of CalAmp’s common stock in the market and/or enter into various derivatives transactions with respect to shares of CalAmp’s common stock, in each case in connection with their sales of the 2020 notes. In connection with the 2020 notes, CalAmp entered into convertible note hedge transactions (the “existing convertible note hedge transactions”) and warrant transactions (the “existing warrant transactions” and, together with the existing convertible note hedge transactions, the “existing call spread transactions”) with certain financial institutions (the “existing option counterparties”). In connection with any such repurchase of the 2020 notes, CalAmp expects to enter into agreements with the existing option counterparties to terminate a portion of the existing call spread transactions, in each case, in a notional amount corresponding to the amount of the 2020 notes repurchased, if any. In connection with any termination of existing call spread transactions and the related unwinding of the existing hedge position of the existing option counterparties with respect to such transactions, such existing option counterparties and/or their respective affiliates may sell shares of CalAmp’s common stock in secondary market transactions, and/or enter into or unwind various derivative transactions with respect to CalAmp’s common stock. This activity could decrease (or reduce the size of any increase in) the market price of CalAmp’s common stock at that time and it could decrease (or reduce the size of any increase in) the market value of the notes. In connection with these transactions, CalAmp may make and/or receive payments and/or deliveries of shares of CalAmp’s common stock in amounts that depend on the market price of CalAmp’s common stock at such times or during such periods as agreed with the existing option counterparties. CalAmp may enter into further agreements to terminate any remaining portion of the existing call spread transactions in connection with any subsequent repurchase of the 2020 notes.

With respect to the repurchase of shares of CalAmp’s common stock, CalAmp intends to repurchase such shares from purchasers of the notes in privately negotiated transactions, which could increase (or reduce the size of any decrease in) the market price of CalAmp’s common stock prior to, concurrently with, or shortly after the pricing of the notes, and could result in a higher initial conversion price for the notes.

In connection with the pricing of the notes, CalAmp has entered into privately negotiated capped call transactions with certain initial purchasers of the notes and/or their respective affiliates or other financial institutions (the “capped call counterparties”). The capped call transactions initially cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of CalAmp’s common stock that will initially underlie the notes, assuming the initial purchasers do not exercise their option to purchase additional notes. The cap price of the capped call transactions is initially $41.39 per share of CalAmp’s common stock, which represents a premium of approximately 75.0% to the $23.65 per share closing price of CalAmp’s common stock on July 17, 2018, and is subject to certain adjustments under the terms of the capped call transactions. The capped call transactions are expected generally to reduce potential dilution to CalAmp’s common stock upon any conversion of the notes and/or offset any potential cash payments that CalAmp is required to make in excess of the principal amount of any converted notes upon conversion thereof, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers of the notes exercise their option to purchase additional notes, CalAmp may enter into additional capped call transactions that would initially cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of CalAmp’s common stock that will initially underlie the additional notes purchased by the initial purchasers.

In connection with establishing their initial hedges of the capped call transactions, the capped call counterparties have advised CalAmp that they and/or their respective affiliates expect to enter into various derivative transactions with respect to CalAmp’s common stock and/or purchase shares of CalAmp’s common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of CalAmp’s common stock or the notes at that time.

In addition, the capped call counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to CalAmp’s common stock and/or by purchasing or selling CalAmp’s common stock or other

CalAmp securities in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could cause or avoid an increase or a decrease in the market price of CalAmp’s common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs following conversion or during any observation period related to a conversion of notes, could affect the amount and value of the consideration that noteholders will receive upon conversion of such notes.

The notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and the shares of CalAmp’s common stock issuable upon conversion thereof, if any, have not been registered under the Securities Act or any applicable state securities laws, and the notes and any such shares may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of CalAmp’s common stock, if any, issuable upon conversion of the notes), and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About CalAmp

CalAmp (Nasdaq: CAMP) is a technology solutions pioneer transforming the global connected economy. CalAmp helps reinvent business and improves lives around the globe with technology solutions that streamline complex IoT deployments and bring intelligence to the edge. CalAmp’s software applications, scalable cloud services, and intelligent devices collect and assess business-critical data from mobile assets, cargo, companies, cities and people. CalAmp calls this The New How, powering autonomous IoT interaction, facilitating efficient decision making, optimizing resource utilization, and improving road safety. CalAmp is headquartered in Irvine, California and has been publicly traded since 1983. LoJack is a wholly owned subsidiary of CalAmp.

Forward-Looking Statements

Statements in this press release that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as “may,” “will,” “expect,” “intend,” “plan,” “believe,” “seek,” “could,” “estimate,” “judgment,” “targeting,” “should,” “anticipate,” “goal,” and variations of these words and similar expressions, are intended to identify forward-looking statements. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of risks or uncertainties including, among other things, statements relating to the timing of the proposed offering, the potential effects of the capped call transactions, whether or not CalAmp will offer the notes or consummate the offering, the final terms of the offering, prevailing market conditions, the anticipated principal amount of the notes, which could differ based upon market conditions, the anticipated use of the proceeds of the offering, which could change as a result of market conditions or for other reasons, the impact of general economic, industry or political conditions in the United States or internationally, and whether the capped call transactions will become effective, the market price of CalAmp’s stock prevailing from time to time, the nature of other investment opportunities presented to CalAmp from time to time, CalAmp’s cash flow from operations, and other factors that are described in Part I, Item 1A of CalAmp’s Annual Report on Form 10-K for fiscal 2018 as filed on May 10, 2018 with the Securities and Exchange Commission, and subsequently filed reports on Forms 10-Q and 8-K. Although CalAmp believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, CalAmp can give no assurances that its expectations will be attained. CalAmp undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CalAmp and the CalAmp logo are among the trademarks of CalAmp and/or its affiliates in the United States, certain other countries, and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

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Media Inquiries

Pazia Colella

Merritt Group for CalAmp

703.390.1508

colella@merrittgrp.com

Investor Inquiries

Nicole Noutsios

NMN ADVISORS for CalAmp

510.315.1003

nicole@nmnadvisors.com